UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): July 23, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In our Form 8-K filed on June 28, 2007, we announced that we agreed to acquire Enerwise Global Technologies, Inc. pursuant to the Agreement and Plan of Merger dated June 27, 2007 (the “Enerwise Agreement”), by and among Comverge, Comverge Eagle, Inc., Enerwise and the Stockholders’ Representatives (as defined in the Enerwise Agreement).

As described in more detail in Item 2.01 below, on July 23, 2007, Comverge completed the acquisition of Enerwise pursuant to the Enerwise Agreement. In connection with the closing of the acquisition of Enerwise, Comverge and certain of our stockholders amended and restated the Third Amended and Restated Investors’ Rights Agreement dated February 14, 2006, pursuant to the Registration Rights Agreement dated July 23, 2007, by and among Comverge, our stockholders that were a party to the prior agreement and the former securityholders of Enerwise, who received shares of our common stock pursuant to the Enerwise Agreement.

Pursuant to the Registration Rights Agreement, the recipients of our common stock pursuant to the Enerwise Agreement received registration rights with respect to the shares of common stock issued to such persons. The prior agreement was amended by the Registration Rights Agreement to provide that up to approximately 1,805,533 additional shares of our common stock will be added to the group of stockholders who, by majority consent of the shares held by such group, have the right to demand of us, subject to certain terms and conditions, that we register under the Securities Act the shares of common stock held by such persons. Pursuant to the Rights Registration Agreement, the first date on which such holders can demand registration will be July 27, 2008, which reflects an acceleration of the time period set forth in the prior agreement of approximately eight months. Finally, the Registration Rights Agreement adds up to approximately 173,644 additional shares of common stock to the group of our stockholders who are entitled to “piggyback” registration rights if we propose to register any of our capital stock under the Securities Act (except on Forms S-4 or S-8).

Item 2.01 Completion of Acquisition or Disposition of Assets

In our Form 8-K filed on June 28, 2007, we announced that we agreed to acquire Enerwise pursuant to the Enerwise Agreement. On July 23, 2007, we completed the acquisition of Enerwise pursuant to the Enerwise Agreement. Enerwise merged with and into our wholly owned subsidiary, Comverge Eagle, Inc., which following the merger changed its name to Enerwise Global Technologies, Inc.

Pursuant to the terms of the Enerwise Agreement, today we paid the Enerwise securityholders the following consideration:

•	$25,150,000 in cash;
•	issued 1,279,545 shares of our common stock;
•

subordinated convertible promissory notes in the original aggregate principal amount of $17,000,000 and that are convertible into an aggregate of up to 508,449 shares of our common stock at a conversion price of $33.44, bear interest at a rate of 5.5% per annum and will mature on April 1, 2009; and

•	our issuance into escrow 191,183 shares of our common stock, which is subject to adjustment pursuant to the terms of the Enerwise Agreement.

Certain investment funds affiliated with EnerTech Capital Partners will receive a portion of the consideration paid in connection with our acquisition of Enerwise pursuant to the Enerwise Agreement. Additionally, one of our directors, Scott Ungerer, is a Managing Principal of EnerTech Capital Partners. Due to Mr. Ungerer’s interest in the transaction by virtue of his position with EnerTech Capital Partners, Mr. Ungerer was excused from meetings of our board of directors during which information was presented and discussed related to the acquisition of Enerwise. Additionally, the special committee of our board of directors formed to approve the acquisition of Enerwise did not include Mr. Ungerer as a member.

Comverge funded the cash portion of the merger consideration from the proceeds of our initial public offering completed in April 2007.

The foregoing description of the acquisition of Enerwise is qualified in its entirety by reference to the Enerwise Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed on June 28, 2007, by Comverge and incorporated by reference into this Item 2.01. Additionally, the foregoing description is not purported to be complete with respect to the other agreements ancillary to the Enerwise Agreement that became effective upon the consummation of the transaction, including the subordinated convertible promissory notes, the escrow agreement and the Registration Rights Agreement, and such description is qualified in its entirety by reference to the definitive agreements, if any, that will be filed as future exhibits with the SEC.

The Enerwise Agreement filed as an exhibit to the Current Report on Form 8-K filed on June 28, 2007, by Comverge and incorporated herein by reference into this Item 2.01 is incorporated by reference to provide you with information regarding its terms. The agreement contains representations, warranties and covenants that the parties made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws and/or were used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties or covenants may have changed since the date of the agreements. Accordingly, you should not rely on these representations, warranties or covenants as statements of fact and we do not intend for their text to be a source of factual or business or operational information about Enerwise or Comverge. Such information with respect to Comverge can be found elsewhere in the other public filings Comverge makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed in Item 2.01, we have closed our transaction previously described in our Form 8-K filed on June 28, 2007, and accordingly have issued certain subordinated convertible promissory notes. The information provided under Item 2.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in Item 2.01, we have closed our transaction previously described in our Form 8-K filed on June 28, 2007, and accordingly have issued shares of our common stock and subordinated convertible promissory notes that are convertible into shares of our common stock in a private placement pursuant to the exemptions from the registration requirements of the Securities Act of 1933, afforded by Section 4(2) of the Act.

The shares of common stock and the subordinated convertible promissory notes (and the underlying common stock issuable upon conversion of such notes) have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information provided under Item 2.01 is incorporated herein by reference.

Item 8.01. Other Events.

On July 23, 2007, we issued a press release concerning the consummation of the acquisition Enerwise, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The provision of information pursuant to this Item 8.01 shall not be deemed an admission as to the materiality of such information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflect the our judgment and understanding of the involved risks and uncertainties as of the date hereof. These statements include those related to the transactions contemplated by the Enerwise Agreement, including the closed merger. Actual events or results may differ from the our current expectations, judgments and beliefs. For example, there can be no assurance that the acquired business will achieve the performance metrics set forth in the Enerwise Agreement.

Additional information concerning these or other risk factors affecting the our business can be found in our Registration Statement on Form S-1, filed with the SEC on April 12, 2007, as amended, and our other filings with the SEC, available via the investor relations area of our web site at www.comverge.com. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this report, except as required by law.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. Financial statements for Enerwise Global Technologies, Inc. will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. Pro forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger. The Agreement and Plan of Merger, dated June 27, 2007, by and among Comverge, Inc, Comverge Eagle, Inc., Enerwise Global Technologies, Inc. and the Stockholder Representatives referenced therein (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on June 28, 2007).

99.1	Press Release of Comverge, Inc., dated July 23, 2007

* Schedules and exhibits to this agreement are not material and were omitted in reliance on Item 601(b)(2) of Regulation S-K. Comverge agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Dated: July 23, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger. The Agreement and Plan of Merger, dated June 27, 2007, by and among Comverge, Inc, Comverge Eagle, Inc., Enerwise Global Technologies, Inc. and the Stockholder Representatives referenced therein (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on June 28, 2007).

99.1	Press Release of Comverge, Inc., dated July 23, 2007

* Schedules and exhibits to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Comverge agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request